CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement is effective as of the 15 day of September, 2015 (the “Effective Date”), by and between Verint Systems Ltd. (“Verint”), a company organized under the laws of the State of Israel from 33 Maskit Street, Herzliya Israel 46733 and Meir Sperling, 5 Hadafna St., Tel Mond, 4060859, Israel (the “Consultant”).

W I T N E S S E T H

WHEREAS Verint is in the business of development, manufacture and marketing of Security Intelligence Solutions (the “Business”); and

WHEREAS the Consultant has been an employee of Verint, and as of September 15, 2015 Consultant’s employment has been terminated pursuant to his Employment Agreement dated as of [DATE] (the “Employment Agreement”); and

WHEREAS the Consultant has the skills, experience and the ability to provide Verint with consulting services pursuant to this Agreement; and

WHEREAS, Verint desires to engage the Consultant, subsequent to the termination of the Employment Agreement, to provide it with certain consulting services related to the Business, as shall be instructed by Verint under the terms and conditions specified in this Agreement and set forth in Appendix A (the “Services”).

NOW THEREFORE, in consideration of the mutual promises and undertakings of the parties, it is hereby agreed as follows:

1.	Engagement of the Consultant

Verint hereby engages Consultant, and Consultant agrees to provide the Services and serve as a consultant of Verint in connection with the Services, starting on September 15, 2015.

2.	Consultant Responsibilities

2.1	The Consultant agrees that in connection with the performance of the Services, it shall, inter alia, have the following responsibilities:

(a)	Keep Verint fully informed of all activities and plans in connection with the Services, and provide reports to Verint on a regular basis concerning the provision of the Services hereunder.

(b)	Perform such additional services as Verint may from time to time reasonably request and as will be mutually agreed to between the Parties.

(c)
Comply with all applicable laws, rules and regulations of the territories in which Consultant’s Services are to be performed, including, but not limited to the provisions of any applicable trade compliance laws, and the provisions of the US Foreign Corrupt Practices Act or any similar anti-corruption law, as those are set forth in Appendix C hereto which forms an integral part of this Agreement.

2.2	Consultant shall coordinate its activities with and report regularly to Peter Fante, CLO & CCO, or such other senior management personnel as Verint may designate from time to time.

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3.	Compensation

3.1
As compensation for performing the Services for one day per week, Verint shall pay the Consultant, a monthly fixed gross fee in the amount of 25,000 NIS (twenty five thousand NIS) plus VAT as set forth hereinbelow during the Term (the “Retainer Fee”).

In addition to the Retainer Fee, Verint shall pay the Consultant a daily fixed gross fee in the amount of 6,000 NIS (six thousand NIS) plus VAT per each additional day that Consultant performs the Services, or a pro rated portion thereof.

3.2
In addition to the Compensation, Consultant shall be entitled to reimbursement for expenses under this Agreement only to the extent such expenses have been approved by Verint in writing in advance and are in accordance with Verint’s expense policies. Any item purchased by Consultant pursuant to an approval in writing by Verint shall be and remain in Verint’s sole ownership and shall be delivered to Verint upon request.

3.3
All invoices issued under this Agreement shall be paid by Verint within forty five (45) days after the date on which a valid and correct tax invoice in proper form is received by Verint. Payments shall be made in New Israeli Shekels.

3.4
Consultant shall be solely responsible for and shall pay any insurance contributions, income tax and other such assessments made or imposed by any governmental authority upon the Consultant with regard to the provision of the Services, the payment of the Compensation pursuant to this Agreement, and such amounts shall be deemed to have been included in the Compensation. No additional payment shall be made by the Verint in respect of the above, and if Verint is required to withhold payment for taxes, such deductions shall be made from the Compensation due.

3.5
Without derogating from any other term of the equity grants that Consultant was awarded by Verint Systems Inc. during his employment with the Verint (the “Equity Grants”), it is hereby clarified that during the Term of this Agreement, Consultant shall be deemed to be under “Continous Service” as this term is used in the Equity Grants. For avoidance of doubt, nothing in this Agreement shall be interpreted as giving right or entitlement to Consultant to be granted with future equity grants of any kind, and such decision is and shall remain at all times, at the Verint’s sole discretion.

3.6
Other than the Compensation set forth in this Section 3, the Consultant shall not be entitled to any other indemnification, compensation, remuneration or other payment whatsoever from Verint in connection with the provision of Services pursuant to this Agreement; provided, however, that in connection with Consultant's service as a member of the board of directors of Verint Systems Inc. or any of its subsidiaries, Verint shall (or shall cause its applicable affiliate to) indemnify Consultant, and to procure coverage for Consultant under a policy of directors' and officers' insurance, in each case on a basis similar to the other members of the applicable board of directors in general, solely in their respective capacities as members of such applicable board of directors (the "Indemnification Obligations").

3.7
It is further agreed that without derogating from the provision of section 5.2 below, the flights of the Consultant that are required by Verint for the sole purpose of the Services, will be booked and paid by Verint, in accordance with Verint’s travel policy at that time. In addition, Consultant will be entitled to reimbursement of actual out of pocket expenses directly related to the Services, including lodging and meals (capped at the per-diem amount for the relevant country), all in accordance with Verint’s travel policy at that time. For the avoidance of doubt it is clarified that the

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Consultant will not be entitled for additional payment for working days during his travels, and such compensation is included in the fixed fee set forth in section 3.1 above.

3.8	In addition, the Consultant will be entitled to keep the Verint’s laptop that he used during his employment, which will be returned to Verint upon termination of this Agreement.

4.	Term of Agreement and its Termination

4.1	This Agreement shall be in force and effect as of the Effective Date for a twelve (12) months period (the “Term”), unless extended through mutual written agreement between the Parties.

4.2
Notwithstanding the aforesaid, during the Term this Agreement may be terminated by Mr. Sperling subject to sixty (60) days prior written notice. After the Term, if the Parties extend the term of this Agreement beyond the initial Term (of 12 months) as set forth in section 4.1 above, either party will be entitled to terminate the Agreement subject to sixty (60) days prior written notice.

4.3	Notwithstanding the foregoing, Verint may terminate this Agreement at any time for Cause upon the provision of written notice to the Consultant, effective immediately. The term “Cause” shall mean:

(a)	A material breach of this Agreement by Consultant which is not remedied within seven (7) days of Consultant receiving written notification of the same;

(b)	The commission by the Consultant of any act involving dishonesty, theft, embezzlement, self-dealing, breach of trust or misconduct with respect to the affairs of Verint;

(c)	The engagement by Consultant in any business competitive to the Business of Verint; or

(d)
The commencement of voluntary or involuntary bankruptcy (liquidation or reorganization), or receivership or commencement of a similar insolvency proceeding against the Consultant or the cessation of its business operation.

4.4
Upon the expiration or termination of this Agreement for any reason, Verint shall be required to pay the Consultant only such Compensation and reimbursement as are accrued and unpaid through the date of such termination. Verint shall not be liable to Consultant for any other indemnification, compensation, remuneration or other payment whatsoever; provided, however, that any ongoing Indemnification Obligations shall continue with respect to Consultant's service on the applicable board(s) of directors during the Term.

5.    Status of Parties.

5.1
This Agreement is not intended by the parties to constitute or create a joint venture, partnership, agency or formal business organization of any kind. Consultant shall not act as, or hold itself out as, agent for Verint, nor shall Consultant create or attempt to create liabilities for the Company. Consultant shall have no authority to bind the Company to any agreement or to the performance of any obligation, nor shall Consultant represent that he has the right to enter into any undertaking on behalf of Verint, without Verint’s prior written approval, and for specific customer or potential

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customers for which Verint will provide to Consultant a general authorization to represent himself as a Verint representative.

5.2
Consultant will at all times act as an independent contractor and not as an employee of Verint. The parties hereby agree that in the event a court or tribunal having jurisdiction over the matter holds that Consultant’s status is that of an employee rather than an independent contractor, Consultant shall bear any and all additional payments in connection with such declaration of status, including but not limited to, all applicable taxes or other fees or deductions to any governmental authority that Verint may be required to pay.

6.     Non-Disclosure, Non-Solicitation and Intellectual Property Rights

Consultant shall execute the Non-Disclosure and Non-Solicitation Agreement attached hereto as Appendix B, the provisions of which shall be deemed an integral part of this Agreement.

7.    Reserved

8.    Representations and Warranties of the Consultant

The Consultant represents and warrants to Verint that: (i) the execution and delivery of this Agreement and the fulfillment of the terms hereof will not constitute a default under any applicable law or breach of any agreement or other instrument to which it is a party or by which it is bound, including without limitation, any confidentiality or non-competition agreement with any third party, nor will it require the consent of any person or entity, and (ii) the Consultant shall not utilize during the provision of the Services any proprietary information of any third party, including prior employers of the Consultant unless expressly permitted by such former employer.

9.	General Provisions

9.1
This Agreement constitutes the full and entire understandings and agreements between the parties hereto and replaces any previous agreement and/or communications between the parties hereto; provided, however, that any terms of the Employment Agreement that were expressly intended to survive the termination thereof shall remain in full force and effect. This Agreement may only be amended, modified or varied in a written instrument executed by both parties hereto.

9.2
No failure, delay or forbearance of either party in exercising any power or right hereunder shall in any way restrict or diminish such party’s right’s and power’s under this Agreement or operate as a waiver of any breach or non-performance by either party of any of the terms or conditions hereof.

9.3	Consultant may not assign or delegate its rights or duties to a third party without the prior written consent of Verint, which may be denied for any reason.

9.4
All notices and requests required or authorized hereunder shall be given in writing either by personal delivery, by registered mail, addressed to the party intended at its address set forth above, or by facsimile, and shall be deemed received as follows: notices served by hand upon delivery, notice served by facsimile the next business day following the delivery, provided however that such notice shall be followed by

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a telephone confirmation, and notice served by registered mail within seven (7) business days following delivery by registered mail, postage prepaid.

9.5
This Agreement, its performance and interpretation shall be governed by the substantive law of the State of Israel, exclusive of its choice of law rules. The competent courts and tribunals situated in Tel Aviv, Israel shall have sole and exclusive jurisdiction in any dispute or controversy arising out of or relating to this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Verint Systems Ltd.                Meir Sperling (Consultant)

     /s/ Ziv Levi                                       /s/ Meir Sperling

by: Ziv Levi                    by: Meir Sperling

title: GC

     /s/ David Abadi

by: David Abadi

title: CFO CIS

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APPENDIX A

SERVICES

The following services are included:

1.	Preparation of policies and procedures for Verint, including implementation thereof, including meetings and interviews with Verint employees and consultants related thereto.

2.	Conducting risk assessment activities.

3.	Continuing to service as a director of Verint and/or certain subsidiaries or affiliates of Verint.

4.	General business advice.

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APPENDIX B

NON-DISCLOSURE AND NON-SOLICITATION AGREEMENT

This Non-disclosure and Non-Solicitation Agreement (this "Agreement") is entered into this 1 day of September, 2015, by and between Verint Systems Ltd. (“Verint”, or the "Company"), a company organized under the laws of the State of Israel from33 Maskit Street, Herzliya 46733 Israel, and Meir Sperling ID 004187050, residing at 5 Hadafna St., Tel Mond, 4060859, Israel (the “Consultant” or “Recipient”).

WITNESSETH

WHEREAS, the Consultant has entered into a Consulting Agreement with the Company, to which this Agreement constitutes an Appendix;

WHEREAS, while performing the services described in the Consulting Agreement Recipients shall be exposed and have access to confidential and/or proprietary information of the Company (the “Purpose”); and

WHEREAS in order to restrict such exposure and access, the parties hereto desire to undertake certain obligations of confidentiality, non-disclosure and non solicitation as set forth herein;

NOW THEREFORE, in consideration of the mutual undertakings and promises herein, the parties hereto hereby agree as follows:

1.	Definitions.

For purposes of this Agreement, the following definitions shall apply:

“Affiliate” shall mean an entity controlled by, controlling or under common control with the Recipient, as used in this definition, the term “control” means the possession, directly or indirectly, of more than 50% of the voting stock of the controlled entity, or the power to direct, or cause the direction of the management and policy of the controlled entity.

“Company” shall include Verint and any of its Affiliates.

“Development” shall mean any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, trade secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright, trademark or similar statutes or subject to analogous protection), conceived by Recipient as a result of or in connection with performing the Services.

"Confidential Information" means any and all information and know-how of a private, secret or confidential nature, in whatever form, that relates to the business, financial condition, technology and/or products of Verint, its Affiliates, customers, potential customers, suppliers or potential suppliers, provided or disclosed to the Recipient or which becomes known to the Recipient as a result of the Consulting Agreement, whether or not marked or otherwise designated as “confidential”, “proprietary” or with any other legend indicating its proprietary nature. By way of illustration and not limitation, Confidential Information includes all forms and types of financial, business, technical, or engineering information and know-how, including but not limited to specifications, designs, techniques, methods, compilations, inventions and developments, products, equipment, algorithms, computer programs (whether as source code or object code), marketing and customer, vendor and personal information, projections, plans and reports, and any other data,

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documentation, or information related thereto, as well as improvements thereof, whether in tangible or intangible form, and whether or not stored, compiled or memorialized in any media or in writing, including information disclosed as a result of any visitation, consultation or information disclosed by Verint or others on its behalf such as consultants, clients, suppliers and customers.

    "Confidential Information" shall not include information or matter that the Recipient can demonstrate by reasonable and tangible evidence that: (a) was already known to it prior to its disclosure pursuant to this Agreement, or was independently developed by it thereafter without reference to or use of the Confidential Information; (b) have become a part of the public knowledge, without a breach of this Agreement by itself; (c) have been received by it from another person or entity having no confidentiality obligation to Verint or its Affiliates; or (d) is explicitly approved in writing by Verint for release by the recipient. The above Exceptions shall not permit the Recipient to disregard the obligations of confidentiality stated herein merely because individual portion(s) of the Confidential Information may be found within such exceptions, or because the Confidential Information is implicitly but not explicitly disclosed in information falling within such exceptions.

2. Obligations of Confidentiality.

2.1
Recipient shall treat all Confidential Information disclosed to it as strictly confidential and not to exploit or make use, directly or indirectly, of such Confidential Information without the express written consent of the Company, except for the purpose of performing the Services pursuant to the Consulting Agreement. Consultant shall assume full responsibility for enforcing this obligation and shall take appropriate measures with its employees to ensure that such persons are bound by a like covenant of secrecy, including but not limited to informing any of its employees receiving such Confidential Information that such Confidential Information shall not be disclosed except as provided herein.

2.2
Recipient shall not copy or reproduce in any way (including without limitation, store in any computer or electronic system) any Confidential Information for purposes other than the performance of the Services, without the Company’s prior written consent.

2.3
Recipient shall refrain from analyzing, reverse-engineering, decompiling, or disassembly or attempting to analyze Confidential Information in order to determine the construction, code, algorithm or topology (composition, formula or specifications) thereof, either by itself or through any third party.

2.4
The disclosure of the Confidential Information by the Company shall not grant Recipient any express, implied or other license or rights to patents or trade secrets of the Company or their suppliers, whether or not patentable, nor shall it constitute or be deemed to create a partnership, joint venture or other undertaking.

2.5
Recipient shall not remove or otherwise alter any of trademarks or service marks, serial numbers, logos, copyrights, notices or other proprietary notices or indicia, if any, fixed or attached to the Confidential Information or any part thereof.

2.6
If Recipient or anyone to whom Recipient has disclosed the Confidential Information with the consent of the Company is required to disclose any Confidential Information pursuant to the provisions of any applicable law - Recipient shall first notify the Company of such requirement and shall cooperate with the Company so that the Company may seek a protective order or prevent or minimize such disclosure.

2.7
Recipient is aware that parent companies of the Company are publicly traded in the NASDAQ stock exchange, and that all or part of the Confidential Information may be regarded by applicable law as “Inside Information”, as this term is defined in the Israeli Securities Law, 1968 or the US Securities Laws; Recipient is aware that legal restrictions are imposed by Israeli and US Securities Laws concerning the use of such information by the holder thereof in connection with any transaction in the Company’s parent companies securities.

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2.8
Recipient hereby assumes full responsibility for any damage caused to the Company as a result of the breach of this Agreement by it or by any of its employees and consultants, and shall take all appropriate measures to insure the non-disclosure of the Confidential Information to any third party.

3.	Return of Proprietary Information.

Unless otherwise required by statute or government rule or regulation, upon demand by the Company, Recipient shall: (i) cease using the Confidential Information; (ii) immediately return to the Company all notes, copies and extracts thereof of the Confidential Information, in any form or media whatsoever without retaining copies thereof; and (iii) upon request of the Company, certify in writing that the Recipients have complied with the obligations set forth in this paragraph.

4.	Intellectual Property Rights.

The Recipient hereby acknowledges and agrees that:

4.1	The Confidential Information furnished hereunder is and shall remain proprietary to the Company.

4.2
It shall promptly disclose to the Company, without further compensation or consideration, all Development, and keep accurate records relating to the conception and reduction to practice of all such Development. Such records shall be the sole and exclusive property of the Company, and Recipient shall surrender possession of such records to the Company upon the request of the Company or upon the termination of the Services at the latest.

4.3
It hereby assigns to the Company, without further compensation and consideration, the entire right, title and interest in and to the Development and in and to all proprietary and any and all intellectual property rights therein or based thereon. Recipient shall execute all such assignments, oaths, declarations and other documents as may be prepared by the Company to effect the foregoing.

5.    Non Compete; Non-Solicitation.

In addition to any other obligation Recipient may have towards the Company, Recipient agrees that for a period of one (1) year after the termination of the Consulting Agreement for any reason whatsoever, it will not, directly or indirectly:

5.1
Engage whether as an employee, partner, joint venturer, investor, director, consultant or otherwise, in any business activity which is directly or indirectly in competition any where in the world with any of the products or services being developed, marketed, distributed, planned, sold or otherwise provided by the Company during the time of performing the Services.

5.2
(i) solicit, induce, recruit, hire or encourage any employee or consultant of the Company to leave such position, or attempt to do any of the foregoing, either for themselves or for any other person or entity, (ii) contact any customers of the Company for the purpose of selling or marketing to those customers any products or services which are the same as or substantially similar to, or competitive with, the products or services sold and/or provided by the Company in relation to its business at such date, or (iii) otherwise interfere in any manner with the contractual or employment relationship between the Company and any of its employees, consultants, suppliers or customers.

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6.    Miscellaneous.

6.1
The undertakings herein shall be binding upon Recipients and their respective affiliates, subsidiaries or successors and shall continue until such time as the substance of the disclosure has entered the public domain through no fault or negligence on the part of the Recipients, or until the Company specifically permits in writing to the Recipients to release or make use of the Confidential Information otherwise than as stated herein.

6.2
No failure or delay on the part of the parties to exercise any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by either of the parties of any rights, powers or remedies. The rights, powers and remedies provided herein are cumulative and are not exclusive of any rights, powers or remedies by law.

6.3
All notices and requests required or authorized hereunder shall be given in writing either by personal delivery, by registered mail, addressed to the party intended at its address set forth above, or by facsimile, and shall be deemed received as follows: notices served by hand upon delivery, notice served by facsimile the next business day following the delivery, provided however that such notice shall be followed by a telephone confirmation, and notice served by registered mail within seven (7) business days following delivery by registered mail, postage prepaid.

6.4	This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.5
This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Israel, without regard to the principles of the conflict of laws. The competent courts within the city of Tel-Aviv, Israel, shall have exclusive jurisdiction to adjudicate any dispute arising out of this Agreement. Notwithstanding the foregoing, the Company may resort to any court of competent jurisdiction to obtain injunctive relief to prevent the disclosure of its information.

6.6
This Agreement shall constitute the entire Agreement between the parties with respect to the confidentiality, non-disclosure, proprietary nature of the Confidential Information and non-competition and shall supersede any and all prior agreements and understandings relating thereto. No change, modification, alteration or addition of or to any provision of this Agreement shall be binding unless in writing and executed by or on behalf of all parties by a duly authorized representative.

6.7
Recipient may not assign this Agreement without the prior written consent of the Company. The Company may assign this Agreement to any of its Affiliates and/or any entity which is the successor to any part of its business related to this Agreement by way of merger or acquirer of all or substantially all of its assets related to this Agreement and which agrees to assume all obligations of the assigning party under this Agreement from and after the date of such assignment.

6.8
If any one or more of the terms contained in this Agreement shall for any reason be held to be excessively broad with regard to time, geographic scope or activity, that term shall be construed in a manner to enable it to be enforced to the extent compatible with applicable law. A determination that any term is void or unenforceable shall not affect the validity or enforceability of any other term or condition and any such invalid provision shall be construed and enforced (to the extent possible) in accordance with the original intent of the parties as herein expressed.

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6.9
The parties agree that an impending or existing violation of any provision of this Agreement may cause the Company irreparable injury for which it would have no adequate remedy at law, and agree that the Company shall be entitled to seek immediate injunctive relief prohibiting such violation, in addition to any other rights and remedies available to it.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

Verint Systems Ltd.	Meir Sperling (Consultant)

By:     /s/ David Abadi                                      By:          /s/ Meir Sperling

Title:     SVP, CFO

By:     /s/ Ziv Levi

Title:     General Counsel

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APPENDIX C

1.    U.S. Foreign Corrupt Practices Act. The U.S. Foreign Corrupt Practices Act (the “FCPA”) makes it unlawful to offer, pay, promise or authorize to pay any money, gift or anything of value, directly or indirectly: (i) to any Government Official (as defined below) or any foreign (non-U.S.) political party or (ii) to any person while knowing or suspecting that the payment or gift will be passed on to a Government Official, in connection with any business activity of Verint Systems Inc. or its wholly or partially owned affiliates (collectively “Verint”) in order to obtain or retain business or to secure any improper advantage. For the purpose of this Agreement, the term “Government Official” means any employee or officer of a government including any national, regional or local department, agency, or enterprise owned or controlled by a government, any official of a political party, any official or employee of a public international organization, any person acting in an official capacity for, or on behalf of, such entities, and any candidate for foreign political office.

2.    Representations, Warranties and Covenants of Consultant (in this Appendix C, defined as “Representative”. The Representative makes the following representations and warranties to the Company, and covenants and agrees as follows:

2.1    Public and Commercial Bribery Representations, Warranties and Covenants of Representative. The Representative hereby represents, warrants and covenants that it has not, and covenants and agrees that it will not, in connection with this Agreement and any services performed by the Representative in connection herewith, make or promise or offer to make any payment or transfer of anything of value, directly or indirectly: (i) to any Government Official or government employee (including employees of government-owned entities or corporations); or (ii) to any political party, official of a political party or candidate (or to an intermediary for payment to any of the foregoing) in order to obtain or retain business or to secure any improper advantage. It is the intent of the parties that no payments or transfers of value shall be made that have the purpose or effect of public or commercial bribery, acceptance of or acquiescence in extortion, kickbacks or other unlawful or improper means of obtaining business.

2.2    Policy Certifications. The Representative will, for itself and for each of its directors, officers, employees, agents or other representatives who have any direct involvement with the performance of this Agreement, certify that the Representative (or any of such persons) has not, and to its knowledge no other person, including but not limited to every director, officer, employee, representative, and agent of the Representative, has made, offered to make or agreed to make any loan, gift, donation or other payment, directly or indirectly, whether in cash or in kind to any Government Official or political party, in order to secure or to retain business or for any improper purpose.

2.3.    Continuing Obligation to Advise. The Representative agrees that should it learn of or have reason to suspect or know of: (i) any such payment, offer, or agreement to make a payment to a Government Official, political party, or political party official or candidate for the purpose of obtaining or retaining business or securing any improper advantage; or (ii) any other development that in any way makes inaccurate or incomplete the representations, warranties and certifications of the Representative hereunder given or made as of the date hereof or at any time during the term of this Agreement, the Representative will immediately advise company representative of such knowledge or suspicion and the entire basis known to the Representative therefor.

2.4    No Governmental Ownership of Representative. The Representative hereby represents and warrants to the Company that no Government Official has any ownership interest, direct or indirect, in the Representative or in the contractual relationship established by this

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Agreement. In the event that during the term of this Agreement there is acquisition of an interest of any sort or nature, direct or indirect, in the Representative or in this Agreement by a Government Official, the Representative covenants and agrees to make immediate, complete and accurate written disclosure of such acquisition to the Company.

2.5    Company Audit Right. In order to verify compliance with the provisions of this Agreement, the Representative agrees that the Company shall have the right, upon reasonable written notice, to audit the books and records of the Representative to the extent such books and records relate to the performance of this Agreement and any payments made under this Agreement. The Representative agrees to furnish promptly to the Company any additional information the Company may reasonably request to verify the Representative’s compliance with the provisions of Section 2.1.

2.6    Disclosure of Agreement. The Representative agrees that full disclosure of this Agreement may be made at any time and for any reason to the United States government and its agencies, and to any other person the Company’s General Counsel determines has a legitimate need to know.

2.7    Rights Upon Default. In the event that the Company should believe, in good faith, that the Representative has acted or failed to act in any way that may subject the Company to liability under the FCPA (which action or failure to act is, hereinafter, an “FCPA Default”), the Company shall have the unilateral right, exercisable immediately upon written notice to the Representative:

A.	To refuse to consummate any transaction contemplated by this Agreement; and/or

B.	To terminate this Agreement immediately in accordance with Section 4.3 of this Agreement.

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